MTBC Announces Closing of $3.9 Million Public Offering of Non-Convertible Preferred Stock

SOMERSET, N.J. – December 11, 2017 (Globe Newswire) – Medical Transcription Billing, Corp. (“MTBC” or the “Company”) (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced the closing of its public offering of 155,440 shares of its non-convertible 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) at a price of $25 per share, for gross proceeds of approximately $3.9 million.

H.C. Wainwright & Co., acted as exclusive lead placement agent for the offering and Boenning & Scattergood, Inc. acted as co-placement agent. After deducting the placement agent’s fees and other estimated offering expenses payable by MTBC, the net proceeds to MTBC are approximately $3.4 million.

“We’re grateful to our investors and bankers for helping us close this upsized and oversubscribed offering of our Series A Preferred Stock,” said Stephen Snyder, MTBC President. He continued, “As we generate positive cash from operations, remain free of long-term debt, and have a $5 million undrawn revolving line of credit to support growth, we are well positioned to continue increasing our revenue and profitability to record levels in 2018.”

The shares of Series A Preferred Stock were sold pursuant to an effective shelf registration statement on Form S-3 that was initially filed with the Securities Exchange Commission (the “SEC”) on May 9, 2016.The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. The final preliminary prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC on December 7, 2017 and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus may be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 4th Floor, New York, New York 10022, or by calling (646) 975-6996 or emailing placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein or any other securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

732-873-5133